Exhibit 99.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of the 22nd day of February, 2010, by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”), and those entities and persons listed on Schedule I (collectively, the “Lenders” and individually, a “Lender”).

WITNESSETH:

WHEREAS, the Company is in need of working capital, and the Lenders are willing to loan the necessary funds to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.	Loans.

(a)
Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to loan to the Company the principal amount set forth opposite its name on Schedule I (collectively, the “Loans” and individually, a “Loan”).  The aggregate principal amount of the Loans shall not exceed $2,000,000.  The Loans will be evidenced by the Company’s Promissory Notes in substantially the form attached hereto as Exhibit A (collectively, the “Notes” and individually, a “Note”).  The Loans shall be secured by a Security Agreement among the Company and the Lenders in substantially the form attached hereto as Exhibit D (the “Security Agreement”), an Intellectual Property Security Agreement for Patents and Trademarks in substantially the form attached hereto as Exhibit E (the “Intellectual Property Security Agreement for Patents and Trademarks”), and an Intellectual Property Security Agreement for Copyrights and Mask Works in substantially the form attached hereto as Exhibit F (the “Intellectual Property Security Agreement for Copyrights and Mask Works”).  The Security Agreement, the Intellectual Property Security Agreement for Patents and Trademarks and the Intellectual Property Security Agreement for Copyrights and Mask Works are hereinafter sometimes referred to collectively as the “Security Agreements.”  The Loans will be guaranteed by Lightning Gaming, Inc., the parent of the Company ("LGI") pursuant to a Guaranty in substantially the form attached hereto as Exhibit G (the "Guaranty").  This Agreement, the Notes, the Warrants (as defined below), the Security Agreements and the Guaranty may hereinafter be referred to collectively as the “Loan Documents, and individually as a “Loan Document.”

(b)
Subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Lender listed on Schedule I under the heading "Closing Date" shall advance its respective Loan amount to the Company as specified for the Closing Date (as hereinafter defined).  The consummation of the transactions referred to in this Section 1 by the Lenders shall constitute the Closing (the "Closing").  The date on which the Closing takes place is referred to herein as the "Closing Date."  The Closing shall take place via email (or similar means of electronic transmission) and overnight mail at the offices of Buchan Ingersoll & Rooney, P.C., One Oxford Centre, Pittsburgh, Pennsylvania 15219, at 11:00 a.m. Eastern Standard Time on the date hereof, or at such other place and time or on such other date as the Requisite Lenders (as hereinafter defined) and the Company may agree.  At the Closing, the Company shall deliver to each Lender the deliverables as required hereunder and each Lender shall advance, by way of check or wire transfer, in immediately available funds, its respective Loan amount to the Company.

2.	Warrants.

(a)
As partial consideration for the Loans, LGI shall issue and deliver to each Lender on the Closing Date a warrant to purchase shares of the LGI’s common stock equal to the amount of each Lender's loan divided by the issue price in substantially the form attached hereto as Exhibit B (the “Warrants”).  The exercise price for each share of common stock shall be $2.00.

(b)	LGI, the Company and the Lenders hereby agree that the entire issue price for the Notes and the Warrants shall be allocated to the Notes for purposes of Treasury Regulation Section 1.1273-2(h).

3.	Use of Proceeds. The Company shall use the proceeds of the Loans for working capital purposes in a manner approved by the Company’s Board of Directors.

4.	Lenders’ Agent.

(a)
The Lenders hereby appoint The Co-Investment Fund II, L.P. (“CI-II”) to act as Lenders’ Agent (the “Lenders’ Agent”) as herein specified for the Lenders under this Agreement and the Notes.  Each of the Lenders does hereby accept and agree to all the terms and conditions of the Loan Documents.  Each of the Lenders hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Lenders’ Agent to take such action on its behalf under the provisions of the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Lenders’ Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  CI-II agrees to act as the Lenders’ Agent on behalf of the Lenders to the extent provided in the Loan Documents.

(b)
The Lenders’ Agent may perform any of its duties under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties under the Loan Documents.

(c)
The Lenders’ Agent shall not have duties or responsibilities except those expressly set forth in the Loan Documents.  The duties of the Lenders’ Agent shall be mechanical and administrative in nature; the Lenders’ Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Lenders’ Agent any obligations in respect of any Loan Document, except as expressly set forth herein or therein.  Each Lender expressly acknowledges (i) that the Lenders’ Agent has not made any representations or warranties to it and that no act by the Lenders’ Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Lenders’ Agent to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs and its own appraisal of the credit-worthiness of the Company in connection with the making of the Loans hereunder; (iii) that it has made its own independent investigation of the legal matters relating to the Loan Documents.

(d)
The Lenders’ Agent agrees, upon the written instructions of the Lenders holding a majority of the outstanding aggregate principal balance of the Notes (the "Requisite Lenders") to take any action of the type specified as being within the Lenders’ Agent’s rights, powers or discretion herein.  In the absence of instructions by the Requisite Lenders, the Lenders’ Agent shall have authority, in its sole discretion, to take or not to take any such action, unless the Loan Documents specifically require the consent of the Requisite Lenders.  Any action taken pursuant to such instructions or discretion shall be binding on all the Lenders and on all holders of Notes.  No Lender shall have any right of action whatsoever against the Lenders’ Agent as a result of the Lenders’ Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders, or in the absence of such instructions, in the absolute discretion of the Lenders’ Agent except for actions resulting from gross negligence or willful misconduct.

(e)
Neither the Lenders’ Agent nor any of its directors, officers, partners, members, managers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under the Loan Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct.  In performing its functions and duties hereunder on behalf of the Lenders, the Lenders’ Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of the Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with the Loan Documents, or (ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of an event of default.

(f)
The Lenders’ Agent shall be entitled to rely upon any writing, email, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or phone conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person, and upon opinions of counsel and other professional advisers selected by the Lenders’ Agent.

(g)
The Lenders’ Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Lenders’ Agent.  Any request, authority or consent of any legal entity who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

(h)
The Lenders agree among themselves that, with respect to all amounts received by any Lender for application on any obligation hereunder or on the Notes, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Lenders, in proportion to the sum of the amounts then outstanding under the Notes, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or cross action or any other non-pro rata source.

(i)
The Lenders’ Agent may resign at any time by giving written notice thereof to the Lenders and to the Company.  Upon any such resignation, the Lenders holding at least a majority of the outstanding aggregate principal balance of the Loans shall have the right to appoint a successor Lenders’ Agent. If a successor Lenders’ Agent is not appointed, or has not accepted such appointment within 30 days after the retiring Lenders’ Agent’s giving of notice of resignation, then the retiring Lenders’ Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Lenders’ Agent which shall be a holder of one or more of the Notes.  Upon the acceptance by a successor Lenders’ Agent of its appointment as Lenders’ Agent hereunder, such successor Lenders’ Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Lenders’ Agent, and the retiring Lenders’ Agent shall be discharged from its duties under this Agreement.  After any retiring Lenders’ Agent’s resignation hereunder, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted by it while it was Lenders’ Agent under this Agreement.

(j)
No Lender shall have any right of action whatsoever against the Company as a result of the Lenders' Agent or the Company acting or refraining from acting hereunder or under the Loan Documents in accordance with the instructions of the Requisite Lenders or the Lenders' Agent, except for actions resulting from gross negligence or willful misconduct.  Neither the Company nor any of its directors, officers, partners, members, managers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under the Loan Documents, or in connection herewith or therewith, as a result of reliance on any request or instruction given to it or them by Lenders' Agent, unless caused by its or their own gross negligence or willful misconduct.

(k)
Financing Statements and Governmental Filings.  The Company agrees to execute all financing statements and other governmental filings describing the property in which the Lenders have a security interest under the Security Agreements.  The Company irrevocably appoints the Lenders’ Agent as its agent and attorney to execute any such financing statements and other governmental filings in the Company’s name.  The Company further agrees that a carbon, photographic or other reproduction of a financing statement or other governmental filing, or the Security Agreements, shall be sufficient as a financing statement or other governmental filing, as the case may be,  and may be filed.

5.
Representations and Warranties of the Company.  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to each of the Lenders as of the Closing Date (except where a representation and warranty is only made as of a specific date) as follows:

(a)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  The Company does not have any wholly or partially owned subsidiaries.  The Company has all requisite corporate power and authority and, except as set forth on Exhibit C, holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits and other authorizations would not have a material adverse effect on the business, operations or financial condition of the Company (a “Material Adverse Effect”).  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  True and complete copies of the Company’s Articles of Incorporation, as amended, and its bylaws, as presently in effect, have been delivered to counsel for the Lenders.

(b)
The Company’s authorized capital stock consists of 50,000,000 shares of stock, no par value per share (the “Stock”), of which 100 shares of capital stock are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)
Except as set forth herein (including Exhibit C), (A) no subscription, warrant, option, convertible or exchangeable security or other right (contingent or otherwise) to purchase or acquire any securities from the Company is authorized or outstanding, (B) there is not any commitment of the Company to issue any subscription, warrant, option, convertible or exchangeable security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any assets of the Company, (C) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or to pay any dividend or make any other distribution in respect thereof, (D) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (E) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act of 1933, as amended (the "Act").

(d)
The Company has all requisite corporate power and authority to enter into this Agreement and the other Loan Documents to which the Company is a party, and to carry out the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action.  This Agreement and the other Loan Documents to which the Company is a party, when executed, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification provisions contained in the documents executed in connection herewith are limited by applicable laws and principles of public policy.

(e)
The Company has obtained all consents and waivers necessary to execute the Loan Documents and any other material agreements or instruments contemplated herein and therein, to issue the Notes, and to carry out the transactions contemplated hereby and thereby.

(f)
To its knowledge, the Company is not in, nor shall the conduct of its business as presently conducted result in, any violation, breach or default of any term of the Company’s Articles of Incorporation, as amended, or its bylaws, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound (the “Company Contracts”), or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, except such violations, breaches or defaults, which, individually or in the aggregate, would not have a Material Adverse Effect.  The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company’s Articles of Incorporation, as amended, or its bylaws or the Company Contracts or, to the Company’s knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

(g)
As of the date of this Agreement, there is no action, suit or proceeding at law or in equity (“Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its properties before any court or governmental commission, foreign or domestic; and, there is no such proceeding pending or, to the knowledge of the Company, threatened, in arbitration or before any administrative agency.  As of the date of this Agreement, there is no judgment, consent decree, injunction, rule or other judicial or administrative order outstanding against the Company.  As of the date of this Agreement, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

(h)
The Company has timely filed all tax returns and reports required by law, except where the failure to file such a return or report would not have a Material Adverse Effect  and such returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due as shown on such returns.

(i)
The Company has provided to the Lenders its consolidated balance sheet and income statement as of November 30, 2009 (the “Financial Statements”).  The Financial Statements (i) are prepared in accordance with the books and records of the Company, (ii) present fairly, in all material respects, the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”), except for year-end audit adjustments which shall not be material in the aggregate.  Since November 30, 2009, (i) there has been no adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Financial Statements except for changes in the ordinary course of business or which have not been material and (ii) none of the business, financial conditions, operations or properties of the Company have been materially adversely affected by any occurrence individually or in the aggregate, whether or not insured against.  Except for liabilities under Company Contracts or any other contracts or agreements entered into the ordinary course of business or payables incurred in the ordinary course of business and except as disclosed in the Financial Statements or as otherwise disclosed in this Agreement (including the Schedule of Exceptions), as of the date of this Agreement, the Company has no knowledge of any liabilities of any type which individually exceed $25,000, or in the aggregate exceed $50,000, whether matured or unmatured, absolute or contingent or otherwise that would be required by GAAP to be disclosed in the Financial Statements.

(j)
For purposes of this Agreement, “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, (all of the foregoing collectively referred to as the “Intellectual Property Rights”), confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes used in the business of the Company.

(i)
The Company has full title and ownership of, or has license to, all Proprietary Assets, to the knowledge of the Company (except as set forth on Exhibit C) without any conflict with or infringement of the rights of others.  Except as provided in license agreements entered into in the ordinary course of the Company’s business, to the Company’s knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets owned by the Company and the Company has taken, and in the future the Company will use commercially reasonable efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all Proprietary Assets it owns, except those for which disclosure is required for legitimate business or legal reasons.

(ii)
Except as disclosed on Exhibit C, the Company has not granted, and there are not outstanding, any material options, licenses or agreements relating to any Proprietary Assets of the Company, nor is the Company bound by or a party to any material option, license or agreement with respect to any of Proprietary Assets it owns, except in both cases, as contained in nondisclosure agreements, agreements with employees or consultants, or other agreements entered into in the ordinary course of the Company's business.  Except as disclosed on Exhibit C, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Assets or any other property or rights, other than commissions payable under broker agreements entered into the ordinary course of business and other payables incurred in the ordinary course of business.

(iii)
To the Company’s knowledge, the Company has not violated or infringed, and is not currently violating or infringing any Intellectual Property Rights of any other person or entity.  The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as currently proposed, would violate or infringe, any Intellectual Property Rights of any other person or entity.

(iv)
The Company is not aware that any key employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with carrying out his or her duties for the Company or to promote the interest of the Company or that would conflict with the Company’s business as currently conducted.  The carrying on of the Company’s business by the employees and contractors of the Company and the conduct of the Company’s business as presently conducted, will not, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Company Contract under which any of such key employees or contractors or the Company is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire or retain) made prior to their employment or retention by the Company.  To the Company’s knowledge, at no time during the conception of or reduction of any of the Company’s Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party, in each case that might reasonably be expected to adversely affect the Company’s rights in such Proprietary Assets.

(k)
Except as disclosed on Exhibit C, as contemplated by this Agreement or as would not have a Material Adverse Effect, since November 30, 2009, the Company has not (i) borrowed any funds or incurred or become subject to any material obligations or liabilities (absolute or contingent), except as incurred in the ordinary course of business, (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent) other than liabilities in the ordinary course of business and obligations incurred in the ordinary course of business referred to in clause (i) above, (iii) declared or paid any dividends or distributions to its shareholders of any assets of any kind whatsoever, (iv) entered into any agreements or arrangements granting any preferential rights to purchase all or substantially all of the assets, properties or rights of the Company (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of the Company into or with another corporation, or sold any substantial product line, (v) except in the ordinary course of business, made or permitted any material amendment or termination of any material contract, agreement or license to which it is a party, (vi) changed any material accounting method or practice, including without limitation, any change in depreciation or amortization policies or rates, (vii) made any loan to any officer, director or employee of the Company, or increased the compensation or benefits payable, or to become payable, to any of the officers or directors of the Company, including but not limited to any bonus payment or deferred compensation, other than increases and bonuses in the ordinary course of business (viii) entered into any material transaction that has not been approved by the Board of Directors other than in the ordinary course of business, or (ix) entered into an agreement to do any of the things described in clauses (i) through (viii) above.

(l)
Subject to the accuracy of each of the Lender’s representations and warranties set forth in Section 6 hereof, the offer, sale and issuance of the Notes and the Warrants, as provided in this Agreement, is and is intended to be: (i) exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated thereunder, and (ii) registered, qualified or exempt from the registration or qualification requirements of applicable state securities laws.  Neither the Company nor, to the Company’s knowledge, anyone acting on its behalf has taken any action that would cause the loss of such exemptions.

(m)
No representation or warranty by the Company contained in this Agreement or any Schedule or Exhibit hereto, or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Lenders or their counsel by the Company with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made.  There is no fact known to the Company relating to the business, affairs, operations, or conditions of the Company which materially adversely affects the same and which has not been disclosed to the Lenders or Lenders' counsel by the Company or its agents.

6.	Representations and Warranties of the Lenders. Each Lender, severally and not jointly, represents and warrants to the Company that:

(a)
All action, corporate or otherwise, on the part of such Lender, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Lender hereunder, has been taken or will be taken prior to the Closing Date and this Agreement and the Loan Documents to which such Lender is a party, when executed, constitute valid and legally binding obligations of such Lender, enforceable against such Lender in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of this Agreement, including the Loan Documents to which such Lender is a party, will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of such Lender.

(b)	It has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Notes and the Warrants.

(c)
It has made such independent investigation of the Company, its management, and related matters as it deems to be necessary or advisable in connection with an investment in the Notes and the Warrants; and each Lender has received all information and data which it believes to be necessary in order to reach an informed decision as to the advisability of an investment in the Notes and the Warrants.

(d)	It had the opportunity to discuss the Company’s business with the Company’s senior executives.

(e)
The Notes and the Warrants are being acquired for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws.

(f)	It has been advised that the Notes and the Warrants are not being registered under the Act on the grounds that this transaction is exempt under the Act as not involving any public offering.

(g)
It has been advised that the Notes and the Warrants may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.

(h)	It is an “accredited investor” within the meaning of Rule 501 under the Act.

(i)
Such Lender understands that the Notes and the Warrants will be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  Such Lender acknowledges that the securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  Such Lender is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

7.
Lenders’ Closing Conditions.  The obligations of each of the Lenders to make the Loans is subject to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the date of the making of the Loans at the Closing.

(a)	At the Closing, such Lender shall have completed its due diligence, with results satisfactory to such Lender.

(b)	At the Closing, the Company shall have executed and delivered to each Lender this Agreement.

(c)	At the Closing, the Company shall have executed and delivered to each Lender a Note in the principal amount of such Lender’s Loan.

(d)	At the Closing, LGI shall have executed and delivered to each Lender a Warrant.

(e)	At the Closing, the Company shall have executed and delivered to the Lenders’ Agent the Security Agreement.

(f)	At the Closing, the Company shall have executed and delivered to the Lenders’ Agent the Intellectual Property Security Agreement for Patents and Trademarks.

(g)	At the Closing, the Company shall have execute and delivered to the Lenders’ Agent the Intellectual Property Security Agreement for Copyrights and Mask Works.

(h)	At the Closing ,the Lenders’ Agent shall have filed UCC-1 financing statements and other governmental filings to be filed pursuant to the Security Agreements.

(i)	At the Closing, the Lenders shall have obtained all necessary approvals of their governing bodies.

(j)	At the Closing, LGI shall have executed and delivered to the Lenders' Agent the Guaranty.

8.
Company’s Closing Conditions.  The obligations of the Company hereunder are subject to the performance by the Lenders of their obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the Closing:

(a)	Each Lender shall have delivered to the Company by check or wire transfer, in immediately available funds, an amount equal to the principal amount of each Lender’s Loan.

9.	Covenants. The Company covenants to the Lenders as follows:

(a)
The Company shall promptly notify the Lenders’ Agent in writing in the event that a material adverse change has occurred with respect to the assets, business, operations or financial condition of the Company, or that the prospect of payment or performance of any covenant, agreement or duty under the Loan Documents or any of the other agreements or undertakings in connection with any of its obligations to the Lenders is impaired in any material respect.

(b)
The Company shall promptly notify the Lenders’ Agent in writing in the event of a loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date hereof shall occur, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(c)
The Company shall promptly notify the Lenders’ Agent in writing if the Company is in breach of any material agreement, document or instrument, whether formerly, now or after the date hereof, existing between the Company and any other person, firm or entity, if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(d)
The Company shall not make any prepayment of any Note or agree to the amendment of any such Note, and no Lender shall accept any prepayment of its Note, or agree to any amendment of such Note, unless a proportionate prepayment is made to all of the Notes and in the case of an amendment, such amendment is approved by the Requisite Lenders.

(e)
The Company shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or acquired in the future, or agree to become liable to do so without the consent of the Requisite Lenders, except:

(i)	Liens existing on the Closing Date and described in Schedule C to this Agreement;

(ii)	Liens arising from taxes, assessments, charges, levies or claims that are not yet due or that remain payable without penalty;

(iii)
Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

(iv)
Mechanics', carriers', workmen's, repairmen's or similar liens arising in the ordinary course of business in respect of obligations which are not overdue, or deposits made to obtain the release of such mechanics', carriers', workmen's, repairmen's or similar liens which are being contested in good faith by appropriate proceedings and with respect to which the Company has created reserves which are determined to be adequate by the application of GAAP consistently applied; and

(v)
Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title to real property and other minor liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company.

(f)	The Company will not at any time create, incur, assume or suffer to exist any debt without the consent of the Requisite Lenders, except:

(i)	Debt under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between the Company and the Lenders;

(ii)
Debt existing on the Closing Date and described in Schedule C to this Agreement; provided, however, that none of such indebtedness shall be extended, renewed or refinanced without the prior written consent of the Requisite Lenders; and

(iii)	Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.

(g)
The Company will not at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, firm or entity.

(h)	The Company shall furnish to each Holder (except to the extent waived by each Holder):

(i)
Within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for such month and for the current fiscal year to the end of such month setting forth in comparative form the Company’s financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements are in accordance with the books and records of the Company, have been prepared in accordance with GAAP applied on a consistent basis (except as noted and on the accompanying notes) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, subject to changes resulting from year end adjustments and accruals; and

(ii)	At least 30 days prior to the end of each fiscal year, an annual budget for the next fiscal year.

(i)
The Company shall permit each Lender and any authorized representative thereof, at such Lender’s expense, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice.  The Lenders and their representatives shall treat all information with respect to the Company and its business that is not in the public domain as confidential and shall not use information for any purpose other than to monitor the Company’s performance hereunder and shall not disclose same except as required by court order.

10.
Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  It is expressly understood and agreed that each Lender may assign and transfer any of their respective rights hereunder, or the Note or the Warrant, from time to time, to any of their respective affiliates, whether now in existence or hereafter formed.

11.
Expenses.  Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, except that the Company shall pay the fees and disbursements of Buchanan Ingersoll & Rooney, P.C, counsel to the Lenders.  The foregoing payments shall be made within 15 days after a statement for such fees and expenses has been received by the Company.  The Company shall also pay all prior outstanding fees and expenses due and owing for prior financings and other transactions involving the Lenders (or any of them, including without limitation, transfers of prior outstanding evidences of indebtedness) within 15 days after the Closing Date.

12.
Next Equity Financing.  At the discretion of the each Lender, all principal and interest outstanding on the respective Notes shall be converted into shares of LGI’s capital stock issued in LGI’s next equity financing at the same price and upon the same terms as the shares issued in the next equity financing

13.
Notices.  All notices, requests, consents and other communications hereunder  shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class mail, postage prepaid, return receipt requested,

(a)
If to a Lender, to the address set forth on Schedule I, to the Lenders’ Agent at the following address, or at such other address as may have been furnished to the Company by the Lenders’ Agent or a Lender in writing:

The Co-Investment Fund II, L.P.
Five Radnor Corporate Center
Suite 555
100 Matsonford Road
Radnor, PA  19087

with a copy to:

Jane E. Hepner, Esq.
Buchanan Ingersoll & Rooney, P.C.
20th Floor, One Oxford Centre
Pittsburgh, PA  15219-6498
Email: jane.hepner@bipc.com

(b)	If to the Company at:

Lightning Poker, Inc.
23 Creek Circle
Suite 400
Boothwyn, PA  19061
Attn:  Chief Executive Officer

14.
Integration; Amendments and Waiver.  This Agreement, together with all Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Lenders.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

16.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of laws.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WITNESS the due execution of this Loan Agreement as of the day and year first above written.

LIGHTNING POKER, INC.

By: /s/ Robert Ciunci
Title: Chief Financial Officer

LENDERS

THE CO-INVESTMENT FUND II, L.P.
By:           Co-Invest Management II, L.P.
its general partner
By:           Co-Invest Capital Partners, Inc.
its general partner

By: /s/ Brian Adamsky

Title: CFO and Treasurer

STEWART J. GREENEBAUM, LLC
By:           /s/ Stewart J. Greenbaum
Title:
By   :
Title:

Schedule I

Lenders

Closing Date

Name and Address	Principal Amount of Loan
The Co-Investment Fund II, L.P. Five Radnor Corporate Center Suite 555 100 Matsonford Road Radnor, PA 19087	$1,000,000
Stewart J. Greenebaum, LLC 1829 Reisterstown Road Suite 300 Baltimore, MD 21208	$1,000,000

EXHIBIT A

Form of Promissory Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Schedule of Exceptions

Section 5(a)                                     Lightning Poker, Inc. is the sole member of:

(i)	Lightning Slot Machine LLC

(ii)	Fast Deal Poker, LLC

EXHIBIT C, continued

Schedule of Exceptions

Section 5(j)(i)
•	Security Agreement dated June 2008;
•	Intellectual Property Security Agreement for Patents and Trademarks dated June 2008;
•	Intellectual Property Security Agreement for Copyrights and Mask works dated June 2008

•	Lease Agreement dated March 31, 2008 for vehicle.

•	Lease agreement for office and warehouse space dated November 6, 2009

•
Gaming Device Licensing Agreement between Hasbro, Inc, Hasbro International, Inc. and Lightning Gaming, Inc. dated January 1, 2009 ( license is being used by Lightning Poker, Inc. and Lightning Slot Machine, LLC), License is not transferable

•
License Agreement between Mattel Europa, BV, Mattel, Inc.  and Lightning Gaming, Inc. dated March 31, 2009 ( license is being used by Lightning Poker, Inc. and Lightning Slot Machine, LLC), License is not transferable

•
Licensing Agreement between Hearst Holdings, Inc., King Features Syndicate Division and Lightning Gaming, Inc. ( license is being used by Lightning Poker, Inc. and Lightning Slot Machine, LLC), License is not transferable

Section 5(j)(ii)

●	Shuffle Master Distribution Agreement dated January 22, 2007

●	Standing Stone Gaming LLC Software License Agreement dated March 26, 2006

●	Digital Dynamics Software Inc Software License Agreement dated April 16, 2007Pro-Diversion Extra de Canada, S.A. de C.V., distribution agreement dated September 22, 2009

Section 5(k)	Lease agreement for office and warehouse space dated November 6, 2009

Section 9(e)(i)
•	Security Agreement dated June 2008;
•	Intellectual Property Security Agreement for Patents and Trademarks dated June 2008;
•	Intellectual Property Security Agreement for Copyrights and Mask works dated June 2008

•	Lease Agreement dated March 31, 2008 for vehicle.

•	Lease agreement for office and warehouse space dated November 6, 2009

Section 9(f)(ii)	Promissory Notes in the amount of $2,000,000 at 8% interest. The Notes matures on June 30,2011.

Promissory Notes in the amount of $1,500,000 at 8% interest. The Notes matures on June 30, 2011.

Promissory Notes in the amount of $5,000,000 at 8% interest. The Notes matures on June 30, 2011. A lender holding a note in the amount of $1,000,000 has agreed to convert the note into 500,000 shares of Series A Nonvoting Capital  Stock of Lightning Gaming, Inc.

Promissory Notes in the amount of $4,000,000 at 8% interest. The Notes matures on June 30,2011.

$92,719 Capital Lease at 7.5% payable monthly through March, 2013

EXHIBIT D

Security Agreement

EXHIBIT E

Intellectual Property Security Agreement for Patents and Trademarks

EXHIBIT F

Intellectual Property Security Agreement for Copyrights and Mask Works

EXHIBIT G

Guaranty